FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2015

Highlights

•	Adjusted net income was $13.7 million for the three months ended December 31, 2015, or $0.43 per share, and normalized AFFO was $15.4 million, or $0.49 per share for the same period (see Schedule I).

•	Since the inception of the common stock repurchase program, we repurchased approximately 5.9% of our outstanding shares through December 31, 2015.

•	Net interest income increased by $5.2 million, or 23.9%, as compared to the fourth quarter of 2014 and by $4.4 million, or 19.7%, as compared to the third quarter of 2015.

•	Originated $255.1 million and $744.2 million in new Commercial Real Estate ("CRE") loans during the three months and year ended December 31, 2015.

•	RSO’s book value per common share was $17.63.

•	GAAP net income (loss) allocable to common shares of $0.03 and $(0.43) per share-diluted.

•	Adjusted Funds from Operations (“AFFO”) of $0.36 and $2.08 per share-diluted (see Schedule I).

•	Common stock cash dividend of $0.42 and $2.34 per share.

New York, N.Y., February 29, 2016 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on CRE assets, commercial mortgage-backed securities (“CMBS”), middle market loans, commercial finance assets and other investments, reported results for the three months and year ended December 31, 2015. All per share amounts stated in this release take into account the one-for-four reverse stock split effective on August 31, 2015 as though it were in full effect for all periods presented for comparison purposes.

Fourth Quarter 2015 Results

•
RSO reported AFFO for the three months ended December 31, 2015 of $11.3 million, or $0.36 per share-diluted. A reconciliation of GAAP net income (loss) to AFFO is set forth in Schedule I of this release.

•
Adjusted net income was $13.7 million, or $0.43 per share-diluted for the three months ended December 31, 2015, which includes adjustments for several items, including (i) approximately $3.3 million for provisions in our middle market loan segment; (ii) approximately $2.6 million for mark-to market adjustments in our middle market loan segment; (iii) approximately $1.0 million for mark-to-market adjustments on our trading portfolio; (iv) approximately $2.7 million for provisions and impairments in our commercial finance segment; (v) approximately $2.3 million for loan indemnifications and aged receivables write-offs in our residential mortgage lending segment; and (vi) approximately $900,000 related to mark-to market adjustments related to share-based compensation. A reconciliation from GAAP net income to adjusted net income is included in Schedule I of this release.

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio, at carrying value, is comprised of approximately 99% senior whole loans as of December 31, 2015, an increase from 94% as of December 31, 2014.

•	$1.5 billion, or 93%, of floating rate senior whole loans in the CRE portfolio have London Interbank Offered Rate (“LIBOR”) floors with a weighted average floor of 0.36% as of December 31, 2015.

•	Interest income on whole loans increased by $30.4 million, or 52.8%, to $87.9 million during the year ended December 31, 2015 as compared to $57.5 million during the year ended December 31, 2014.

•	Closed and funded $683.4 million of new whole loans in the 12 months ended December 31, 2015, with a weighted average yield of 5.36%, including amortization of origination fees.
The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three, 12 and 24 months ended December 31, 2015 (in millions, except percentages):

	Three Months Ended	12 Months Ended	24 Months Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate
	December 31, 2015	December 31, 2015	December 31, 2015
New whole loans funded and originated	$228.7	$683.4	$1,351.2	4.80%	—
Unfunded loan commitments	26.4	60.8	170.3
New loans originated	255.1	744.2	1,521.5
Payoffs (3)	(211.3)	(381.6)	(540.5)
Previous commitments funded	10.9	47.5	69.1
Principal pay downs	(0.1)	(2.1)	(7.8)
Unfunded loan commitments	(26.4)	(60.8)	(170.3)
Loans, net funded	$28.2	$347.2	$872.0

(1)
Represents the weighted average rate above one-month LIBOR on loans whose interest rates are based on LIBOR for loans originated during the year ended December 31, 2015. The $683.4 million of loans originated during the year ended December 31, 2015 have LIBOR floors with a weighted average floor of 0.23% as of December 31, 2015.

(2)	Reflects rates on new whole loans funded and originated during the year ended December 31, 2015.

(3)	CRE loan payoffs and extensions resulted in $2.4 million in extension and exit fees during the year ended December 31, 2015.
Commercial Finance & Middle Market Loans

•
During 2015, RSO increased the total availability on a syndicated revolving credit facility used to fund middle market loans by $85.0 million, from $140.0 million to $225.0 million, and the total commitment to $300.0 million. At December 31, 2015, $190.0 million was outstanding on the facility.

•	RSO's middle market loan portfolio was $379.5 million at carrying value, with a weighted-average spread of one-month and three-month LIBOR plus 9.79% at December 31, 2015.

•
RSO's legacy bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds, and loans held for sale was $142.5 million at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.72% at December 31, 2015. RSO's bank loan portfolio was completely match-funded through a collateralized loan obligation ("CLO") issuer.

•	RSO earned $3.9 million of net fees through its subsidiary, Resource Capital Asset Management, during the year ended December 31, 2015.

The following table summarizes RSO's middle market lending portfolio loan activities and fundings of previous commitments, at par, for the three, 12 and 24 months ended December 31, 2015 (in millions, except percentages):

				Weighted Average Spread (1)	Weighted Average All-in Rate (2)
	Three Months Ended	12 Months Ended	24 Months Ended
	December 31, 2015	December 31, 2015	December 31, 2015
New loans funded and originated	$49.5	$179.5	$422.8	9.37%	10.46%
Unfunded loan commitments	2.8	12.7	21.7
New loans originated	52.3	192.2	444.5
Payoffs and sales (3)	(13.9)	(67.6)	(96.1)
Previous commitments funded	0.3	13.0	28.3
Principal pay downs	(5.5)	(10.0)	(25.9)
Unfunded loan commitments	(2.8)	(12.7)	(21.7)
Loans, net funded	$30.4	$114.9	$329.1

(1)
Represents the weighted-average rate above the one-month and three-month LIBOR on loans whose interest rates are based on LIBOR for loans originated during the year ended December 31, 2015, excluding fees. Of these loans, $138.3 million have LIBOR floors with a weighted average floor of 1.06%.

(2)	Reflects rates on RSO's entire portfolio balance as of December 31, 2015, excluding fees.

(3)	Middle Market loan payoffs resulted in $358,000 of exit fees during the year ended December 31, 2015.
Liquidity
At January 31, 2016, after paying our fourth quarter 2015 common and preferred stock dividends, our liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $77.7 million and restricted cash of $1.4 million in margin call accounts;

•	capital available for reinvestment in three of RSO's CRE securitizations of $19.3 million, all of which is designated to finance future funding commitments on CRE loans; and

•	loan principal repayments of $22.0 million that will pay down outstanding CLO note balances, as well as interest collections of $1.6 million.
In addition, RSO has $425.0 million available through two term financing facilities to finance the origination of CRE loans and $74.4 million available through a term financing facility to finance the purchase of CMBS. RSO also has $47.0 million available through a middle market syndicate facility to finance the direct origination of middle market loans and purchase of syndicated bank loans.
Equity Allocation
As of December 31, 2015, RSO had allocated its invested equity capital among its targeted asset classes as follows: 71% in CRE assets, 27% in commercial finance and middle market assets and 2% in other investments.
Book Value
As of December 31, 2015, RSO’s book value per common share was $17.63. Total stockholders’ equity at December 31, 2015, which measures equity before the consideration of non-controlling interests, was $818.9 million, of which $274.7 million was attributable to preferred stock.

Capital Transactions
Since the inception of the program through December 31, 2015, RSO has repurchased $25.9 million of its common stock (approximately 2.0 million shares), which represented approximately 5.9% of the outstanding common shares, at a weighted average price of $12.95 per share.
Investment Portfolio
The table below summarizes the amortized cost and net carrying amount of RSO's investment portfolio, classified by asset type, as of December 31, 2015 (in thousands, except percentages):

As of December 31, 2015	Amortized cost	Net Carrying Amount	Percent of portfolio	Weighted average coupon
Loans Held for Investment:
Commercial real estate loans (1):
Whole loans	$1,630,801	$1,627,056	64.02%	5.09%
B notes	15,934	15,919	0.63%	8.68%
Mezzanine loans	45,372	7,293	0.29%	9.01%
Bank loans (4)	134,517	133,235	5.24%	3.80%
Middle market loans (5)	379,452	375,513	14.78%	9.72%
Residential mortgage loans (6)	1,746	1,735	0.07%	4.44%
	2,207,822	2,160,751	85.03%
Loans held for sale (2):
Bank loans	1,475	1,475	0.06%	0.84%
Residential mortgage loans	94,471	94,471	3.72%	3.92%
	95,946	95,946	3.78%
Investments in Available-for-Sale Securities:
CMBS-private placement	158,584	159,424	6.27%	5.21%
RMBS	2,156	2,190	0.08%	4.87%
ABS	41,994	44,214	1.74%	N/A (3)
Corporate Bonds	2,422	2,260	0.09%	4.88%
	205,156	208,088	8.18%
Investment Securities-Trading:
Structured notes	28,576	25,550	1.00%	N/A (3)
RMBS	1,896	—	—%	N/A (3)
	30,472	25,550	1.00%
Other:
Investment in unconsolidated entities	50,030	50,030	1.97%	N/A (3)
Direct financing leases (7)	1,396	931	0.04%	5.66%
	51,426	50,961	2.01%
Total Investment Portfolio	$2,590,822	$2,541,296	100.00%

(1)	Net carrying amount includes an allowance for loan losses of $41.8 million at December 31, 2015, allocated as follows: whole loans $3.7 million, B notes $15,000 and mezzanine loans $38.1 million.

(2)	Loans held for sale are carried at the lower of cost or fair market value. Amortized cost is equal to fair value.

(3)	There is no stated rate associated with these securities.

(4)	Net carrying amount includes allowance for loan losses of $1.3 million at December 31, 2015.

(5)	Net carrying amount includes allowance for loan losses of $3.9 million at December 31, 2015.

(6)	Net carrying amount includes allowance for loan losses of $11,000 at December 31, 2015.

(7)	Net carrying amount includes allowance for loan losses of $465,000 at December 31, 2015.

Supplemental Information
The following schedules of reconciliations or supplemental information as of December 31, 2015 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Summary of General and Administrative Expenses.

•	Schedule III - Summary of Securitization Performance Statistics.

•	Supplemental Information regarding loan investment statistics, CRE loans, bank loans and middle market loans.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. RSO also makes other commercial finance investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), an asset management company that specializes in real estate and credit investments.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.
Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
Furthermore, certain non-GAAP financial measures will be discussed on this conference call. Our presentations of this information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with Generally Accepted Accounting Principles can be accessed through our filings with the SEC at www.sec.gov.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of operations, reconciliation of GAAP net income to FFO and AFFO, summary of securitization performance statistics and supplemental information regarding RSO's CRE loan, bank loan and middle market loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$78,756	$79,905
Restricted cash	40,635	122,138
Investment securities, trading	25,550	20,786
Investment securities available-for-sale, pledged as collateral, at fair value	162,306	197,800
Investment securities available-for-sale, at fair value	45,782	77,920
Linked transactions, net at fair value	—	15,367
Loans held for sale ($94.5 million and $113.4 million at fair value)	95,946	113,675
Property available-for-sale	—	180
Loans, pledged as collateral and net of allowances of $47.5 million and $4.6 million	2,160,751	1,925,980
Loans receivable–related party	—	558
Investments in unconsolidated subsidiaries	50,030	59,827
Derivatives, at fair value	3,446	5,304
Interest receivable	14,009	16,260
Deferred tax asset, net	12,646	12,634
Principal paydown receivable	17,941	40,920
Direct financing leases, net of allowances of $465,000 and $0	931	2,109
Intangible assets	26,228	18,610
Prepaid expenses	3,180	4,196
Other assets	22,295	14,510
Total assets	$2,760,432	$2,728,679
LIABILITIES (2)
Borrowings	$1,895,288	$1,716,871
Distribution payable	17,351	30,592
Accrued interest expense	5,604	2,123
Derivatives, at fair value	3,941	8,476
Accrued tax liability	549	9,219
Accounts payable and other liabilities	10,939	9,287
Total liabilities	1,933,672	1,776,568
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share,1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 5,740,479 and 5,601,146 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 31,562,724 and 33,243,794 shares issued and outstanding (including 691,369 and 505,910 unvested restricted shares)	32	33
Additional paid-in capital	1,228,346	1,245,345
Accumulated other comprehensive income (loss)	(2,923)	6,043
Distributions in excess of earnings	(406,603)	(315,910)
Total stockholders’ equity	818,864	935,523
Non-controlling interests	7,896	16,588
Total equity	826,760	952,111
TOTAL LIABILITIES AND EQUITY	$2,760,432	$2,728,679

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets above:
Cash and cash equivalents	$95	$25
Restricted cash	39,061	121,247
Investments securities available-for-sale, pledged as collateral, at fair value	66,137	119,203
Loans, pledged as collateral and net of allowances of $42.8 million and $3.3 million	1,416,441	1,261,137
Loans held for sale	1,475	282
Interest receivable	6,592	8,941
Prepaid expenses	238	221
Principal receivable	17,800	25,767
Other assets	833	(12)
Total assets of consolidated VIEs	$1,548,672	$1,536,811

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Borrowings	$1,032,581	$1,046,494
Accrued interest expense	923	1,000
Derivatives, at fair value	3,346	8,439
Unsettled loan purchases	—	(529)
Accounts payable and other liabilities	(117)	(386)
Total liabilities of consolidated VIEs	$1,036,733	$1,055,018

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
REVENUES
Interest income:
Loans	$39,006	$29,383	$134,930	$102,857
Securities	3,914	4,702	18,332	17,265
Leases	306	—	556	—
Interest income − other	1,340	1,304	4,259	6,785
Total interest income	44,566	35,389	158,077	126,907
Interest expense	17,721	13,726	65,653	45,473
Net interest income	26,845	21,663	92,424	81,434
Rental income	—	664	—	8,441
Dividend income	16	17	66	186
Fee income	3,192	2,219	9,509	9,385
Total revenues	30,053	24,563	101,999	99,446

OPERATING EXPENSES
Management fees − related party	2,994	3,584	13,306	13,584
Equity compensation − related party	1,584	2,069	3,145	6,566
Rental operating expense	—	275	6	5,443
Lease operating	43	—	57	—
General and administrative	14,412	11,361	48,080	34,861
Depreciation and amortization	3,044	579	4,858	2,737
Impairment losses	313	—	372	—
Provision for loan losses	6,055	3,543	49,889	1,804
Total operating expenses	28,445	21,411	119,713	64,995
	1,608	3,152	(17,714)	34,451
OTHER INCOME (EXPENSE)
Equity in net earnings of unconsolidated subsidiaries	686	104	2,388	4,767
Net realized and unrealized gain (loss) on sales of investment securities available-for-sale and loans and derivatives	5,723	7,321	35,703	15,283
Net realized and unrealized (loss) gain on investment securities, trading	(2,320)	(984)	(547)	(2,818)
Unrealized gain (loss) and net interest income on linked transactions, net	—	356	235	7,850
(Loss) on reissuance/gain on extinguishment of debt	—	(1,973)	(1,403)	(4,442)
Gain on sale of real estate	225	3,154	206	6,127
Other income (expense)	60	—	60	(1,262)
Total other income (expense)	4,374	7,978	36,642	25,505
NET INCOME (LOSS) BEFORE TAXES	5,982	11,130	18,928	59,956
Income tax (expense) benefit	1,224	1,545	(1,745)	2,212
NET INCOME (LOSS)	7,206	12,675	17,183	62,168
Net (income) loss allocated to preferred shares	(6,115)	(5,873)	(24,437)	(17,176)
Net (income) loss allocable to non-controlling interest, net of taxes	(142)	104	(6,628)	(965)
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$949	$6,906	$(13,882)	$44,027
NET INCOME (LOSS) PER COMMON SHARE - BASIC	$0.03	$0.21	$(0.43)	$1.38
NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$0.03	$0.21	$(0.43)	$1.36
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	31,100,828	32,450,417	32,280,319	32,007,766
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	31,551,089	32,725,085	32,280,319	32,314,847

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)

Funds from Operations
The Company evaluates its performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations ("AFFO") in addition to net income.  The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s operating performance.  We calculate AFFO by adding or subtracting from FFO the impact of non-cash accounting items as well as the effects of items that we deem to be non-recurring in nature.  We deem transactions to be non-recurring if a similar transaction has not occurred in the past two years, and if we do not expect a similar transaction to occur in the next two years.  We adjust for these non-cash and non-recurring items to analyze our ability to produce cash flow from on-going operations, which we use to pay dividends to our shareholders. Non-cash adjustments to FFO include the following:  impairment losses resulting from fair value adjustments on financial instruments; provisions for loan losses; equity investment gains and losses; straight-line rental effects; share based compensation expense; amortization of various deferred items and intangible assets; gains on sales of property that are wholly owned or owned through a joint venture; the cash impact of capital expenditures that are related to our real estate owned; and REIT tax planning adjustments, which primarily relate to accruals for owned properties for which we made a foreclosure election and adjustments to tax estimates with respect to the final resolution of foreclosed property when it is listed for sale. In addition, we calculate AFFO by adding and subtracting from FFO the realized cash impacts of the following: extinguishment of debt, reissuances of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of the Company's operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  Management uses FFO and AFFO as measures of its operating performance, and believes they are also useful to investors, because they facilitate an understanding of the Company's operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not accurately compare the Company's operating performance between periods.
While the Company's calculations of AFFO may differ from the methodology used for calculating AFFO by other REITs and its AFFO may not be comparable to AFFO reported by other REITs, the Company also believes that FFO and AFFO may provide the Company and its investors with an additional useful measure to compare its performance with some other REITs.  Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of the Company's operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

Adjusted net income and normalized AFFO reflect what management believes is a transparent look into what the quarter’s net income and AFFO would have been if not for certain items, including many non-recurring items, that do not represent the Company's expected ongoing operations.

The following table reconciles GAAP net income (loss) to FFO and AFFO for the periods presented (unaudited) (in thousands, except per share data):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) allocable to common shares - GAAP	$949	$6,906	$(13,882)	$44,027
Adjustments:
Real estate depreciation and amortization	—	—	—	506
Gains on sales of property (1)	(415)	(3,511)	(396)	(8,990)
Gains on sale of preferred equity	—	195	—	(912)
FFO allocable to common shares	534	3,590	(14,278)	34,631
Adjustments:
Non-cash items:
Adjust for impact of imputed interest on VIE accounting	—	—	—	—
Provision (recovery) for loan and lease losses	867	(271)	43,438	820
Amortization of deferred costs (non real estate) and intangible assets	4,194	2,932	13,949	8,309
Amortization of discount on convertible senior notes	708	—	2,364	1,879
Impairment charge on intangible asset, net of tax benefit	1,534	—	1,534	—
Equity investment (gains) losses	(1,467)	696	(2,829)	2,243
Share-based compensation	1,585	2,069	3,145	6,566
Impairment losses	313	—	372	—
Unrealized (gains) losses on CMBS marks - linked transactions (2)	—	97	(235)	(1,894)
Unrealized (gains) losses on trading portfolio	1,880	1,310	1,616	2,567
Unrealized (gains) losses on FX transactions	(116)	822	1,985	3,363
Unrealized (gains) losses on derivatives	(295)	(1,760)	2,029	(1,381)
Other adjustments	—	—	—	2
Loss on reissuance of debt	—	1,973	1,403	4,442
Change in mortgage servicing rights valuation reserve	(550)	364	100	664
Change in residential loan warranty reserve	1,694	—	2,295	—
Dead deal costs	—	—	399	—
REIT tax planning adjustments	—	(17)	317	1,403
Cash items:
Gains on sales of property (1)	415	3,511	396	8,990
Gains on sale preferred equity	—	(195)	—	912
Gains on resale of debt	—	6,536	9,252	21,469
Capital expenditures	—	—	—	(38)
AFFO allocable to common shares	$11,296	$21,657	$67,252	$94,947

Weighted average shares – diluted	31,551	32,725	32,280	32,315

AFFO per share – diluted	$0.36	$0.66	$2.08	$2.94

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of a joint venture real estate interest that were recorded by RSO on an equity basis.

(2)	Due to a change in accounting guidance, as of January 1, 2015, the concept of linked transactions no longer exists.

We have five reportable operating segments: Commercial Real Estate Lending, Commercial Finance, Middle Market Lending, Residential Mortgage Lending, and Corporate & Other. The reportable operating segments are business units that offer different products and services. The Commercial Real Estate Lending operating segment includes our activities and operations related to commercial real estate loans, commercial real estate-related securities, and investments in real estate. The Commercial Finance operating segment includes our activities and operations related to bank loans, bank loan-related securities, and direct financing leases. The Middle Market Lending operating segment includes our activities and operations related to the origination and purchase of middle market loans. The Residential Mortgage Lending operating segment includes our activities and operations related to the origination and servicing of residential mortgage loans and the investment in residential mortgage-backed securities ("RMBS"). The Corporate & Other segment includes corporate level interest income, interest expense, inter-segment eliminations not allocable to any particular operating segment, and general and administrative expense. In an effort to normalize net income (loss) and AFFO, for the three months ended, the following table presents a reconciliation of GAAP net income (loss) to adjusted net income (loss) and normalized AFFO for the three months ended December 31, 2015 presented by operating segment (in thousands, except per share data):

	Commercial Real Estate Lending	Commercial Finance	Middle Market Lending	Residential Mortgage Lending	Corporate & Other	Total
Net income (loss) allocable to common shares - GAAP, before normalization adjustments	$20,202	$(2,996)	$3,200	$(2,614)	$(16,843)	$949
Normalization adjustments:
Middle market portfolio lower of cost or market adjustment, net of tax	—	—	2,600	—	—	2,600
Middle market portfolio provision, net of tax	—	—	3,300	—	—	3,300
Residential mortgage lending nonrecurring legacy loan indemnification	—	—	—	1,500	—	1,500
Residential mortgage lending nonrecurring direct write-off of aged servicing advanced receivables	—	—	—	825	—	825
Impairment - RCAM related CLO, net of tax	—	1,534	—	—	—	1,534
Legacy trading portfolio mark-to-market adjustment, net of tax	—	1,000	—	—	—	1,000
Share based compensation, mark-to-market adjustment	—	—	—	—	900	900
Direct financing leases provision, net of tax	—	307	—	—	—	307
Bank loan portfolio provision	—	816	—	—	—	816
Total normalization adjustments	—	3,657	5,900	2,325	900	12,782
Adjusted net income (loss)	20,202	661	9,100	(289)	(15,943)	13,731
Adjustments to net income (loss) to reconcile AFFO:
Provision (recovery) for loan and lease losses	(275)	155	(2,747)	11	—	(2,856)
Amortization of deferred costs (non real estate) and intangible assets	1,913	1,778	233	239	31	4,194
Amortization of discount on convertible senior notes	—	—	—	—	708	708
Equity investment (gains) losses	—	(1,467)	—	—	—	(1,467)
Share-based compensation	—	—	—	—	685	685
Impairment losses	—	314	—	—	—	314
Unrealized (gains) losses on trading portfolio	—	880	—	—	—	880
Unrealized (gains) losses on FX transactions	—	(116)	—	—	—	(116)
Unrealized (gains) losses on derivatives	—	—	(224)	126	(197)	(295)
Change in mortgage servicing rights valuation reserve	—	—	—	(550)	—	(550)
Change in residential loan warranty reserve	—	—	—	194	—	194
Total AFFO adjustments	1,638	1,544	(2,738)	20	1,227	1,691
AFFO allocable by segment	$21,840	$2,205	$6,362	$(269)	$(14,716)	$15,422

Weighted average shares – diluted	31,551	31,551	31,551	31,551	31,551	31,551

AFFO per share – diluted (by segment)	$0.69	$0.07	$0.20	$(0.01)	$(0.47)	$0.49
Contribution by percentage	72.5%	7.3%	21.1%	(0.9)%
Allocation	$0.35	$0.04	$0.10	$—

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF GENERAL AND ADMINISTRATIVE EXPENSES
(in thousands)
(unaudited)

The following table presents the break out of general and administrative expenses between Corporate general and administrative expenses and Residential Mortgage Lending general and administrative expenses:

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
General and administrative expenses:
Corporate	$4,845	$3,958	$17,746	$15,263
Residential mortgage lending	9,567	7,403	30,334	19,598
Total	$14,412	$11,361	$48,080	$34,861

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of our securitizations for the periods presented (in thousands):

Name	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Years Ended		As of
	December 31,		December 31,		As of Initial Measurement Date
	2015 (1)	2014 (1)	2015 (2) (3)	2015 (4)
Apidos III (5)	$13,995	$3,551	$—	$—	$11,269
Apidos Cinco	$6,336	$9,757	$4,505	$21,642	$17,774
RREF 2006-1	$3,451	$10,172	$4,003	$91,875	$24,941
RREF 2007-1	$6,102	$7,630	$19,651	$67,149	$26,032
RCC CRE Notes 2013	$9,129	$11,860	N/A	N/A	N/A
RCC 2014-CRE2 (6)	$15,826	$5,463	N/A	$35,946	20,663
RCC 2015-CRE3 (7)	$9,186	N/A	N/A	$20,313	20,313
RCC 2015-CRE4 (8)	$3,291	N/A	N/A	$8,659	9,397
Moselle CLO S.A. (9)	$29,099	$2,891	N/A	N/A	N/A
* The above table does not include Apidos I, Apidos CLO VIII or Whitney CLO I, as these CLOs were previously called and were substantially liquidated. No securitizations had open reinvestment periods as of December 31, 2015.

(1)
Distributions on retained equity interests in securitizations (comprised of note investments and preference share ownership) and principal paydowns on notes owned; RREF CDO 2006-1 includes $0 and $4.2 million of paydowns during the years ended December 31, 2015 and 2014, respectively~~.~~

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of securitization notes senior to the Company's preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(5)	Apidos III was liquidated on June 12, 2015 and substantially all of its assets were sold. The Company received a return of principal of $12.9 million through September 30, 2015.

(6)
Resource Capital Corp. 2014-CRE2 has no reinvestment period; however, principal repayments, for a period ending in July 2016, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(7)
Resource Capital Corp. 2015-CRE3 closed on February 24, 2015; the first distribution was in March 2015. There is no reinvestment period; however, principal repayments, for a period ending in February 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(8)
Resource Capital Corp. 2015-CRE4 closed on August 18, 2015; the first distribution was in September 2015. There is no reinvestment period; however, principal repayments, for a period ending in September 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(9)
Moselle CLO S.A. was acquired on February 24, 2014 and the reinvestment period for this securitization expired prior to the acquisition. In the fourth quarter of 2014 the Company began to liquidate Moselle CLO S.A. and by January 2015, all of the assets were sold.

5RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	December 31,	December 31,
	2015	2014
Allowance for loan losses:	(unaudited)
Specific allowance:
Commercial real estate loans	$40,274	$—
Bank loans	1,282	570
Total specific allowance	41,556	570
General allowance:
Commercial real estate loans	1,565	4,043
Bank loans	—	—
Middle market loans	3,939	—
Residential mortgage loans	11	—
Total general allowance	5,515	4,043
Total allowance for loans	$47,071	$4,613
Allowance as a percentage of total loans	2.1%	0.2%

Loans held for sale:
Bank loans	$1,475	282
Residential mortgage loans	94,471	113,393
Total loans held for sale (1)	$95,946	$113,675
__________________

(1)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of December 31, 2015 (based on carrying value):

Security type:
Whole loans	98.6%
Mezzanine loans	0.4%
B Notes	1.0%
Total	100.0%

Collateral type:
Multifamily	43.4%
Hotel	13.2%
Office	21.5%
Retail	21.9%
Total	100.0%

Collateral location:
Southern California	16.8%
Northern California	11.9%
Texas	26.8%
Georgia	7.4%
Arizona	3.8%
Florida	5.4%
North Carolina	4.9%
Nevada	3.7%
Colorado	2.8%
Pennsylvania	2.1%
Maryland	2.1%
Minnesota	1.9%
Other	10.4%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of December 31, 2015 (based on carrying value):

Industry type:
Diversified/Conglomerate Service	13.1%
Automobile	12.9%
Retail Stores	9.2%
Healthcare, Education and Childcare	7.9%
Chemicals, Plastics and Rubber	7.7%
Hotels, Motels, Inns and Gaming	6.9%
Electronics	4.9%
Personal Transportation	4.0%
Broadcasting and Entertainment	4.7%
Leisure, Amusement, Motion Pictures, Entertainment	3.1%
CDO	2.9%
Printing and Publishing	2.8%
Personal, Food and Miscellaneous Services	2.7%
Finance	2.6%
Aerospace and Defense	2.5%
Utilities	2.1%
Other	10.0%
Total	100.0%

The following table presents middle market loan portfolio statistics by industry as of December 31, 2015 (based on carrying value):

Industry type:
Diversified/Conglomerate Service	12.8%
Healthcare, Education, and Childcare	12.4%
Insurance	11.1%
Hotels, Motels, Inns, and Gaming	9.9%
Telecommunications	7.7%
Structure Finance Securities	7.4%
Buildings and Real Estate	5.7%
Beverage, Food and Tobacco	5.3%
Leisure, Amusement, Motion Pictures, Entertainment	5.1%
Personal Transportation	4.4%
Banking	3.9%
Home and Office Furnishings, Housewares, and Durable Consumer Products	2.7%
Personal, Food, and Miscellaneous Services	2.7%
Broadcasting and Entertainment	2.4%
Finance	2.3%
Diversified/Conglomerate Manufacturing	1.8%
Cargo Transport	1.6%
Oil and Gas	0.8%
Total	100.0%